Exhibit 99.1

Ethos Environmental Corporate Update, Merger with Youngevity Called Off

SAN DIEGO, CA--(Marketwire – 06/06/10) - Ethos Environmental, Inc. (OTC.BB:ETEV - News), a leading manufacturer and distributor of a unique line of proprietary eco-efficient fuel reformulating products that provide fuel efficiency and lower harmful emissions for both commercial and individual vehicles, today announced that, effective May 31, 2010, the pending merger with AL Global Corporation d/b/a Youngevity® was mutually terminated.  Ethos and Youngevity® continue to negotiate details to offer all Ethos products through the Youngevity® family of products.

Concurrently with the termination of the pending merger, Steven Wallach, President and CEO, and Dr. Joel Wallach, Chairman of the Board of Directors, also resigned.

Ethos is currently exploring alternatives and will provide further details as they become available. In the meantime, business will continue as usual at Ethos.

About Ethos Environmental, Inc.

Ethos Environmental, Inc. (OTC.BB:ETEV - News), a San Diego-based corporation, has developed and manufactured award-winning fuel based eco-friendly solutions that have been incorporated into a family of products that help all combustion engines meet environmental regulations and achieve greater engine efficiency. For more information about Ethos Environmental, Inc., visit www.ethosfr.com.

Forward-Looking Statements

Except for statements of historical fact, this news release contains certain "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, expectations, beliefs, plans and objectives regarding future activities. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Ethos Environmental to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop future assets, the ability to fund operations and changes in consumer and business habits and other factors over which Ethos Environmental, Inc., or any affiliates, has little or no control.

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Contact:

Corporate Contact:
Robert Van Boerum
Ethos Environmental, Inc.
Tel: 619-575-6800 x1005
robert@ethosfr.com
www.ethosfr.com
Press Contact:
Investor Contact:
Financial Insights
2082 SE Bristol, Suite 209
Newport Beach, CA 92660
888-572-7934